Exhibit 10.18

Lakeside Management Financial, LLC

Amendment to Secured Promissory Note

Reference is made to the Secured Promissory Note between Applied Precision LLC and Lakeside Management Financial, LLC dated February 28th, 2003, in the amount of $522,215.00 (the “Note”).

The Note provided that principal was to be paid in nineteen monthly installments of principal payable on the first day of each month (commencing March 1, 2003), with the first eighteen installments of principal being in the amount of $20,085 and the nineteenth and final installment of all unpaid principal due on October 1, 2004.

The parties hereby agree that beginning on October 1, 2004 principal payments shall continue to be made on the first day of each month in the amount of $20,085 through March 1, 2005, with the final payment of all unpaid principal due on April 1, 2005.

All other terms and conditions of the Note and the related Security Agreement are unchanged, and shall continue in full force and effect.

Applied Precision, LLC

By:	Applied Precision Holdings, LLC, its sole member

By	/s/ Ronald C. Seubert
Title	CEO
Date	April 23, 2004

Lakeside Management Financial, LLC

By:	/s/ Ronald C. Seubert
Title	CEO
Date	April 23, 2004